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                                                                    EXHIBIT (23)

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

The Rowe Companies
McLean, Virginia

     We hereby consent to the incorporation by reference of our reports dated January 12, 2000, relating to the consolidated financial statements and schedule of The Rowe Companies appearing in the Company's Annual Report on Form 10-K for the year ended November 28, 1999 into the Company's previously filed registration statements file numbers 2-94943, 33-90486, 33-77766, 33-77768 and 333-82571.

                                     /s/ BDO Seidman, LLP
                                     --------------------

                                     BDO Seidman, LLP

High Point, North Carolina
February 19, 2000